UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2020

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1331 Gemini Street Suite 250 Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $01 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Letter Agreement and Heartland Option

On January 17, 2020 (the “Closing Date”), Tensile-Heartland Acquisition Corporation (“Tensile-Heartland”), an affiliate of Tensile Capital Partners Master Fund LP, an investment fund based in San Francisco, California (“Tensile”), exercised the option previously provided to Tensile-Heartland by Vertex Energy, Inc. (the “Company”, “we” and “us”) and Vertex Energy Operating LLC (“Vertex Operating”, the Company’s wholly-owned subsidiary), pursuant to that certain letter agreement dated July 26, 2019. The letter agreement provided Tensile-Heartland an option (the “Heartland Option”), exercisable at any time prior to June 30, 2020, to the extent certain pilot studies to be conducted by Vertex Refining Myrtle Grove LLC, a Delaware limited liability company (“MG SPV”), which entity was formed as a special purpose vehicle in connection with certain transactions, described in greater detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2019 (the “Prior Form 8-K”), were successful. As previously announced, the results of the pilot studies were successfully validated.

In connection with the exercise of the Heartland Option, the parties entered into and completed the transactions described below:

Heartland Share Purchase and Subscription Agreement

On the Closing Date, the parties entered into a Share Purchase and Subscription Agreement (the “Heartland Share Purchase”) by and among HPRM LLC, a Delaware limited liability company, which entity was formed as a special purpose vehicle in connection with the transactions, described in greater detail below (“Heartland SPV”), Vertex Operating, Tensile-Heartland, and solely for the purposes of the Heartland Guaranty (defined below), the Company.

Prior to entering into the Heartland Share Purchase, the Company transferred 100% of the ownership of Vertex Refining OH, LLC, its indirect wholly-owned subsidiary (“Vertex OH”) to Heartland SPV in consideration for 13,500 Class A Units, 13,500 Class A-1 Preferred Units and 11,300 Class B Units of Heartland SPV and immediately thereafter contributed 248 Class B Units to the Company’s wholly-owned subsidiary, Vertex Splitter, Inc., a Delaware corporation (“Vertex Splitter”), as a contribution to capital.

Vertex OH owns the Company’s Columbus, Ohio, Heartland facility, which produces a base oil product that is sold to lubricant packagers and distributors.

Pursuant to the Heartland Share Purchase, Vertex Operating sold Tensile-Heartland the 13,500 Class A Units and 13,500 Class A-1 Preferred Units of Heartland SPV in consideration for $13.5 million. Also, on the Closing Date, Tensile-Heartland purchased 7,500 Class A Units and 7,500 Class A-1 Units in consideration for $7.5 million (less the expenses of Tensile-Heartland in connection with the transaction) directly from Heartland SPV.

We agreed to use $7 million of the amount received in connection with the sale of the Class A-1 Preferred Units to paydown amounts owed under that certain Credit Agreement with Encina Business Credit, LLC as agent and Encina Business Credit SPV, LLC and CrowdOut Capital LLC as lenders, and to maintain at least $350,000 of cash on our balance sheet for working capital (less amounts required to be applied to Tensile-Heartland’s expenses associated with the transaction).

The approximate $7.5 million purchase amount and future free cash flows from the operation of Heartland SPV are planned to be available for investments at the Heartland facility to increase self-collections, maximize the throughput of the refinery, enhance the quality of the output and complete other projects.

Concurrently with the closing of the transactions described above, and pursuant to the terms of the Heartland Share Purchase, the Company, through Vertex Operating, purchased 1,000 newly issued Class A Units from MG SPV at a cost of $1,000 per unit ($1 million in aggregate).

The Heartland Share Purchase provides Tensile-Heartland an option, exercisable at its election, any time after the Closing Date, subject to the terms of the Heartland Share Purchase, to purchase up to an additional 7,000 Class A-2 Preferred Units at a cost of $1,000 per Class A-2 Preferred Unit from Heartland SPV.

The Heartland Share Purchase includes customary representations and warranties and requires Tensile-Heartland to indemnify Vertex Operating (and its related parties) and Vertex Operating to indemnify Tensile-Heartland (and its related parties) against various matters (subject to minimum losses being incurred by Tensile-Heartland (and its related parties, as applicable) of $320,000 and maximum losses of $4,840,000, subject to certain exceptions).

The Heartland Share Purchase also provided for a guarantee by the Company to Tensile-Heartland of the payment obligations of Vertex Operating as set forth in the Heartland Share Purchase (the “Heartland Guaranty”).

In connection with the closing of the Heartland Share Purchase, Heartland SPV and Tensile entered into an advisory agreement (discussed below); Heartland SPV, Vertex Operating and the Company entered into an Administrative Services Agreement (discussed below); and Tensile-Heartland, Vertex Operating, Heartland SPV and the Company entered into an Environmental Remediation and Indemnification Agreement, whereby we agreed to indemnify and hold Tensile-Heartland harmless against certain environmental liabilities.

The Heartland Share Purchase had an effective date of January 1, 2020.

Administrative Services Agreement

Pursuant to an Administrative Services Agreement, entered into on the Closing Date, Heartland SPV engaged Vertex Operating and the Company to provide administrative/management services and day-to-day operational management services of Heartland SPV in connection with the collection, storage, transportation, transfer, refining, re-refining, distilling, aggregating, processing, blending, sale of used motor oil, used lubricants, wholesale lubricants, recycled fuel oil, or related products and services such as vacuum gas oil, base oil, and asphalt flux, in consideration for a monthly fee. The Administrative Services Agreement has a term continuing until the earlier of (a) the date terminated with the mutual consent of the parties; (b) a liquidation of Heartland SPV; (c) a Heartland Redemption (defined below); (d) the determination of Heartland SPV to terminate following a change of control (as described in the Administrative Services Agreement) of Heartland SPV or the Company; or (e)  written notice from the non-breaching party upon the occurrence of a breach which is not cured within the cure period set forth in the Administrative Services Agreement.

The Administrative Services Agreement also provides that in the event that Heartland SPV is unable to procure used motor-oil (“UMO”) through its ordinary course operations, subject to certain conditions, Vertex Operating and the Company are required to use their best efforts to sell (or cause an affiliate to sell) UMO to Heartland SPV, at the lesser of the (i) then-current market price for UMO sold in the same geography area and (ii) price paid by such entity for such UMO. Finally, the Administrative Services Agreement provides that in the event that the Heartland SPV is unable to procure vacuum gas oil (“VGO”) feedstock through its ordinary course operations, subject to certain conditions, Vertex Operating and the Company are required to use their best efforts to sell (or cause an affiliate to sell) VGO to Heartland SPV, at the lesser of the (i) then-current market price for VGO sold in the same geographic area and (ii) price paid for such VGO.

Advisory Agreement

On the Closing Date, Heartland SPV entered into an Advisory Agreement with Tensile, pursuant to which Tensile agreed to provide advisory and consulting services to Heartland SPV and Heartland SPV agreed to reimburse and indemnify Tensile and its representatives, in connection therewith.

Heartland Limited Liability Company Agreement

The Heartland SPV is currently owned 35% by Vertex Operating and 65% by Tensile-Heartland. Heartland SPV is managed by a five-member Board of Managers, of which three members are appointed by Tensile-Heartland and two are appointed by the Company. The Class A Units held by Tensile-Heartland are convertible into Class B Units as provided in the Limited Liability Company Agreement of Heartland SPV (the “Heartland Company Agreement”), based on a conversion price (initially one-for-one) which may be reduced from time to time if new Units of Heartland SPV are issued and will automatically convert into Series A Units upon certain events described in the Heartland Company Agreement.

The Class A-1 and A-2 Preferred Units (“Class A Preferred Units”), which are 100% owned by Tensile-Heartland, accrue a 22.5% per annum preferred return subject to terms of the Heartland Company Agreement (the “Class A Yield”).

Additionally, the Class A Unit holders (common and preferred) may force Heartland SPV to redeem the outstanding Class A Units at any time on or after the earlier of (a) the fifth anniversary of the Closing Date and (ii) the occurrence of a Heartland Triggering Event (defined below)(a “Heartland Redemption”). The cash purchase price for such redeemed Class A Unit will be the greater of (y) the fair market value of such units (without discount for illiquidity, minority status or otherwise) as determined by a qualified third party agreed to in writing by a majority of the holders seeking Heartland Redemption and Vertex Operating (provided that Vertex Operating still owns Class B Units on such date) and (z) the original per-unit price for such Class A Units plus fifty percent (50%) of the aggregate capital invested by the Class A Unit holders through such Heartland Redemption date. “Heartland Triggering Events” include (a) any termination of the Administrative Services Agreement pursuant to its terms and/or any material breach by us of the environmental remediation and indemnity agreement, (b) any dissolution, winding up or liquidation of the Company, Vertex Operating or any significant subsidiary of Vertex Operating, (c) any sale, lease, license or disposition of any material assets of the Company, Vertex Operating or any significant subsidiary of Vertex Operating, or (d) any transaction or series of related transactions (whether by merger, exchange, contribution, recapitalization, consolidation, reorganization, combination or otherwise) involving the Company, Vertex Operating or any significant subsidiary of Vertex Operating, the result of which is that the holders of the voting securities of the relevant entity as of the Closing Date are no longer the beneficial owners, in the aggregate, after giving effect to such transaction or series of transactions, directly or indirectly, of more than fifty percent (50%) of the voting power of the outstanding voting securities of the entity, subject to certain other requirements set forth in the Heartland Company Agreement.

In the event that Heartland SPV fails to redeem such Class A Units within 180 days after a redemption is triggered, the Class A Yield is increased to 25% until such time as such redemption is completed (with such increase being effective back to the original date of a notice of redemption). In addition, in such event, the Class A Unit holders may cause Heartland SPV to initiate a process intended to result in a sale of Heartland SPV.

Distributions of available cash of Heartland SPV pursuant to the Heartland Company Agreement (including pursuant to liquidations of Heartland SPV), subject to certain exemptions and exemptions set forth therein, are to be made (a) first, to the holders of the Class A Preferred Units, in amount equal to the greater of (A) the aggregate unpaid Class A Yield and (B) an amount equal to fifty percent (50%) of the aggregate capital invested by the Class A Preferred Unit holders (initially Tensile-Heartland)(such aggregate capital invested by the Class A Preferred Unit holders, the “Heartland Invested Capital”, which totaled approximately $21 million as of the Closing Date, subject to adjustment as provided in the Heartland Share Purchase), less prior distributions (such greater amount of (A) and (B), the “Class A Preferred Priority Distributions”); (b) second, the Class A Preferred Unitholders, together as a separate and distinct class, are entitled to receive an amount equal to the aggregate Heartland Invested Capital; (c) third, the Class B Unitholders (other than Class B Unitholders which received Class B Units upon conversion of Class A Preferred Units), together as a separate and distinct class, are entitled to receive all or a portion of any distribution equal to the sum of all distributions made under sections (a) and (b) above; and (d) fourth, to the holders of Units who are eligible to receive such distributions in proportion to the number of Units held by such holders.

On or after the third anniversary of the Closing Date, the Company (through Vertex Operating) may elect to purchase all of the outstanding units of Heartland SPV held by Tensile-Heartland at the greatest of (i) the amount of the Class A Priority Distributions and the amount of the Heartland Invested Capital, had the Class A Yield accrued at 30% per annum (instead of the original stated 22.5% per annum), (ii) two hundred and seventy-five percent (275%) of the total Heartland Invested Capital, and (iii) a calculation based on the greater of six (6) times the trailing twelve (12) months’ adjusted EBITDA and (B) six (6) times the next twelve (12) months’ projected adjusted EBITDA, each as described in further detail in the Heartland Company Agreement.

Upon the occurrence of a Heartland Triggering Event (described above), the Class A Unitholders (initially Tensile-Heartland) may elect, by a majority vote, to (a) terminate the Administrative Services Agreement and appoint new management of Heartland SPV, (b) trigger a Heartland Redemption, and/or (c) purchase the Class B Units from the Class B Unitholders (initially Vertex Operating) at the fair market value of such units as determined by a qualified third party agreed to in writing by the parties.

The Heartland Company Agreement includes protective provisions requiring the consent of a majority of each class of unit holder before Heartland SPV undertakes certain material transactions; indemnification rights; non-competition obligations; rights of first refusal which are required to be complied with before any units are sold; transfer restrictions; and tag-along rights of the unit holders, subject to certain exceptions; and certain preemptive rights for the holders of units.

* * * * * * * * *

The foregoing descriptions of the Heartland Share Purchase and Heartland Company Agreement, do not purport to be complete and are qualified in their entirety by reference to the Heartland Share Purchase and Heartland Company Agreement, copies of which are attached as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures regarding the Heartland Share Purchase and Heartland Company Agreement as set forth above in Item 1.01 are incorporated by reference in this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On January 22, 2020, the Company issued a press release announcing the completion of the transactions described above. The press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma.

To the extent required by this Item, pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Form 8-K no later than four (4) business days after the Closing Date.

(d) Exhibits.

Exhibit No.	Description

2.1*+	Share Purchase and Subscription Agreement dated January 17, 2020, by and among HPRM LLC, Vertex Energy Operating LLC, Tensile-Heartland Acquisition Corporation, and solely for the purposes of Section 9.1, Vertex Energy, Inc.
10.2*	Limited Liability Company Agreement of HPRM LLC dated January 17, 2020
99.1**	Press Release of Vertex Energy, Inc., dated January 22, 2020

* Filed herewith.

** Furnished herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: January 22, 2020	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*+	Share Purchase and Subscription Agreement dated January 17, 2020, by and among HPRM LLC, Vertex Energy Operating LLC, Tensile-Heartland Acquisition Corporation, and solely for the purposes of Section 9.1, Vertex Energy, Inc.
10.1*	Limited Liability Company Agreement of HPRM LLC dated January 17, 2020
99.1**	Press Release of Vertex Energy, Inc., dated January 22, 2020

* Filed herewith.

** Furnished herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.